EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to Registration Statement No. 333-44010 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Variable Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the period ended December 31, 2014, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2015

Appendix A

Report Date

Funds

February 20, 2015

Eaton Vance VT Large-Cap Value Fund

February 20, 2015

Eaton Vance VT Floating-Rate Income Fund

February 23, 2015

Eaton Vance VT Bond Fund